Exhibit 5.1

                  Opinion and Consent of Schulte Roth & Zabel


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                                                    December 21, 1994






The CIT Group Securitization Corporation II
The CIT Group Holdings, Inc.
650 CIT Drive
Livingston, New Jersey  07039

Dear Sirs:

     We have acted as special counsel to you (the "Corporations") in connection with the Registration Statement combined on Form S-11 and Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering the manufactured housing contract pass-through certificates (the "Certificates") issued by The CIT Group Securitization Corporation II ("CIT II") and the limited guarantees (the "Guarantees") of certain of the Certificates by The CIT Group Holdings, Inc. ("Holdings"), each described in the prospectus and prospectus supplement which form a part of the Registration Statement (the "Prospectus" and "Prospectus Supplement"). Each series of Certificates and the related Guarantees will be issued pursuant to a pooling and servicing agreement (the "Agreement") substantially in the form filed as Exhibit
4.1 to the Registration Statement.

     In connection with this opinion, we have examined signed copies of the Registration Statement and originals, copies certified or otherwise identified to our satisfaction, of such records of the Corporations and such agreements, certificates of public officials, certificates of officers or representatives of the Corporations and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.


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The CIT Group Securitization Corporation II
The CIT Group Holdings, Inc.
December 21, 1994
Page 2

     As to all matters of fact, we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Corporations and others.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We have also assumed, with respect to the Agreement and the Guarantees, that: (a) the Agreement will be duly executed and delivered by each of the parties thereto prior to the issuance of any Certificate thereunder; (b) at the time of such execution, each such party, other than the Corporations, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have all requisite power and authority to execute, deliver and perform its obligations under the Agreement; (c) the execution and delivery of the Agreement and performance of such obligations will have been duly authorized by all necessary actions on the part of each such party, other than the Corporations; (d) at the time of such execution, the Agreement will be the legal, valid and binding obligation of each such party, other than the Corporations, and will be enforceable against each such party, other than the Corporations, in accordance with its terms; (e) the Guarantees will be duly executed and delivered by Holdings; and (f) during the period from the date hereof until the date of such execution and delivery, there will be no change in (i) any relevant authorization, law or regulation, or interpretation thereof, (ii) the terms and conditions of the Agreement or the Guarantees, or
(iii) any set of facts or circumstances relating to the Agreement or the Guarantees.

     Based upon the foregoing, we are of the opinion that: (a) the Certificates have been duly authorized and, when duly executed by CIT II and authenticated in accordance with the terms of the Agreement and issued and delivered in accordance with the terms of the Agreement against payment therefor as contemplated by the Prospectus and Prospectus Supplement, will be legally issued, fully paid and nonassessable; and (b) the Guarantees have been duly authorized and, when duly executed by Holdings and issued and delivered in accordance with the terms of the Agreement as contemplated by the Prospectus and Prospectus Supplement, will be valid and binding obligations of CIT II and Holdings, respectively, enforceable against CIT II and Holdings, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent


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The CIT Group Securitization Corporation II
The CIT Group Holdings, Inc.
December 21, 1994
Page 3

conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies, and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.


                                                    Very truly yours,

                                                    /s/ Schulte Roth & Zabel